                                                                    EXHIBIT 3.28

                                 TRW JEUDY INC.

                             CERTIFICATE OF ADOPTION
                                       OF
                     AMENDMENT TO ARTICLES OF INCORPORATION

         James M. Roosevelt, Vice President and David B. Goldston, Vice
President and Secretary of TRW Jeudy Inc., an Ohio Corporation with its principal office located in Cuyahoga County, Ohio, do hereby certify that the sole shareholder of the Corporation, by an instrument in writing approved and signed in accordance with Section 1701.54 of the Ohio General Corporation Law, as of the 24th of February, 1992, authorized the adoption of Amended Articles of
Incorporation, as contained in the following resolution:

                  RESOLVED that the amended Articles of Incorporation of the
         Corporation be and hereby are further amended by striking out in its entirety Article FIRST and SECOND thereof and by adopting in lieu thereof a new Article FIRST and SECOND as follows:

                  FIRST:   The name of the Corporation shall be TRW Composants
                           Moteurs Inc.

                  SECOND:  The principal office of the Corporation shall be
                           located in Lyndhurst, Cuyahoga County, Ohio.

         IN WITNESS WHEREAS James M. Roosevelt, Vice President and David B.
Goldston, Vice President and Secretary, acting for and on behalf of said
Corporation, have hereunto subscribed their name and caused the seal of said
Corporation to be hereunto affixed this 24th day of February, 1992.

                           By              /s/  James M. Roosevelt
                                ---------------------------------------------
                                              James M. Roosevelt
                                                Vice President

                           By                /s/  David B. Goldston
                                ---------------------------------------------
                                                David B. Goldston
                                          Vice President and Secretary

                             KOLCAST INDUSTRIES INC.

                             CERTIFICATE OF ADOPTION
                                       OF
                        AMENDED ARTICLES OF INCORPORATION

         C.T. Harvie, Vice President, and M. S. Bright, Assistant Secretary, of
Kolcast Industries Inc., an Ohio corporation with its principal office located in Cleveland, Cuyahoga County, Ohio, do hereby certify that the sole shareholder of the Corporation, by an instrument in writing approved and signed in accordance with Section 1701.54 of the Ohio Revised Code, as of the 15th day of
September, 1983, authorized the adoption of Amended Articles of Incorporation, as contained in the following resolution:

                  "RESOLVED, that the Articles of Incorporation be amended and restated as follows:

                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                             KOLCAST INDUSTRIES INC.

                  FIRST:   The name of the Corporation shall be TRW Jeudy Inc.

                  SECOND:  The principal office of the Corporation shall be
                           located in Solon, Cuyahoga County, Ohio.

                  THIRD:   The Corporation is formed for the purpose of
                           manufacturing, in whole or in part, welding,
                           repairing, treating, finishing, buying, selling, and
                           dealing in every manner in articles of every kind and
                           description, and of doing all things necessary or
                           incidental thereto, including owning, holding, and
                           dealing in every manner in all real and personal
                           property necessary or incidental to the foregoing
                           purposes, and for the purpose of engaging in any
                           other lawful act or activity for which corporations
                           may be formed under Sections 1701.01 to 1701.98,
                           inclusive, (or their successor provisions) of the
                           Ohio Revised Code.

                                       2

                  FOURTH:  The number of shares which the Corporation is
                           authorized to have outstanding is 100,000 shares of
                           Common stock without par value.

                  FIFTH:   These amended articles of incorporation take the
                           place of and supersede the existing articles of
                           incorporation as heretofore amended."

         IN WITNESS WHEREOF, C. T. Harvie, Vice President, and M. S. Bright,
Assistant Secretary, acting for and on behalf of said Corporation, have hereunto subscribed their names and caused the seal of said Corporation to be hereunto affixed this 29th day of September, 1983.

                            By                  /s/  C.T. Harvie
                                 --------------------------------------------
                                                   C. T. Harvie
                                                  Vice President

                            By                  /s/  M.S. Bright
                                 ---------------------------------------------
                                                   M. S. Bright
                                               Assistant Secretary